SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: April 25, 2007

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2007, we entered into stock purchase agreements with certain individual and institutional investors for the purchase and sale of 5,445,546 shares of our common stock at a price of $2.02 per share, for gross proceeds of $11,000,000. The closing of the sale will occur upon our receipt of approval of the listing of the new shares, subject to satisfaction of other customary closing conditions. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares. Rodman & Renshaw, LLC is serving as placement agent for the registered direct offering.

The shares will be issued pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, to our effective shelf registration statement on Form S-3 (File No. 333-140518).

The net proceeds of the financing will be used for research and product development activities, as well as for general corporate purposes.

A copy of the letter agreement with Rodman & Renshaw, LLC is filed herewith as Exhibit 1.1 and incorporated herein by reference. A copy of the form of stock purchase agreement with each of the investors is filed herewith as Exhibit 10.1 and incorporated herein by reference. A copy of the press release dated April 25, 2007 announcing the transaction is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
1.1	Letter Agreement by and between Titan Pharmaceuticals, Inc. and Rodman & Renshaw, LLC, as Placement Agent, dated as of April 17, 2007.
10.1	Form of Common Stock Purchase Agreement, dated as of April 25, 2007.
99.1	Press Release issued April 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

	By:	/s/ Robert E. Farrell
Robert E. Farrell, Chief Financial Officer

Dated: April 25, 2007

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Letter Agreement by and between Titan Pharmaceuticals, Inc. and Rodman & Renshaw, LLC, as Placement Agent, dated as of April 17, 2007.
10.1	Form of Common Stock Purchase Agreement, dated as of April 25, 2007.
99.1	Press Release issued April 25, 2007.

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